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                                                                   EXHIBIT 23(d)



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement of Fund American Enterprises Holdings, Inc., on Form S-8 as filed on June 27, 1997 of our reports dated June 4, 1997 on our audits of the financial statements and supplemental schedules of the Valley Group Employees' 401(k) Savings Plan (the
Plan) as of December 31, 1996 and 1995, and for the years then ended, which report is included in the Annual Report on Form 11-k.



                                         Coopers & Lybrand L.L.P.



Portland, Oregon
June 27, 1997